CWCapital

CWCapital Asset Management LLC

7501 Wisconsin Avenue, Suite 500W

Bethesda, MD 20814

ACKNOWLEDGMENT AND ASSUMPTION

OF PROPOSED SPECIAL SERVICER

November 22, 2019

DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 31st Floor

New York, New York 10179

Attention: Kunal K. Singh

E-mail: US_CMBS_Notice@jpmorgan.com

J.P. Morgan Chase Commercial Mortgage Securities Corp.

383 Madison Avenue, 32nd Floor

New York, New York 10179

Attention: Bianca A. Russo, Esq.

E-mail: US_CMBS_Notice@jpmorgan.com

SERVICER

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 S. Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: Hilton USA Trust 2016-HHV Asset Manager

Facsimile: 704-715-0036

Email: commercial.servicing@wellsfargo.com

Wells Fargo Bank, National Association

Legal Department, D1053-300

301 South College Street, 30th Floor

Charlotte, North Carolina 28202

Attention: Commercial Mortgage Servicing Legal Support

Facsimile: 704-383-0353

SPECIAL SERVICER

AEGON USA Realty Advisors, LLC,

4333 Edgewood Road NE,

Cedar Rapids, IA 52499

Attention: Vice President, Special Servicing

Facsimile: 319-355-8030

Email: gdryden@aegonusa.com and

specialservicing@aegonusa.com

CERTIFICATE ADMINISTRATOR

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention:  Corporate Trust Services – Hilton USA Trust 2016-HHV

Facsimile: 410-715-2380

Email:  trustadministrationgroup@wellsfargo.com and

Cts.smbs.bond.admin@wellsfargo.com

TRUSTEE:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee Hilton USA Trust 2016-HHV

Facsimile:  302-636-4140

Email: cmbstrustee@wilmingtontrust.com

RE:         Hilton USA Trust 2016-HHV, Commercial Mortgage Pass-Through Certificates, Series 2016-HHV (the “Trust”)

Ladies and Gentlemen:

Reference is made to the Trust and Servicing Agreement dated as of November 28, 2016 by and between J.P. Morgan Chase Commercial Mortgage Securities Corp. as Depositor, Wells Fargo Bank, National Association as Servicer, Aegon USA Realty Advisors, LLC as Special Servicer, Wells Fargo Bank, National Association as Certificate Administrator, and Wilmington Trust, National Association as Trustee (the “TSA”).

Pursuant to Section 7.1(d) of the TSA, the undersigned hereby agrees with all the other parties to the TSA that, effective upon the satisfaction of the conditions listed in the TSA (the “Effective Date”),  the undersigned shall serve as Special Servicer under, and as defined in, the TSA with regard to the Mortgage Loan, any related REO Property and the Companion Loans (collectively, the “Servicing Transfer Loans”). The undersigned hereby accepts all obligations of the Special Servicer and assumes and shall perform punctually the responsibilities, duties and liabilities of the Special Servicer under the TSA that arise hereafter and acknowledges that, as of the Effective Date, it is and shall be a party to the TSA and bound thereby to the full extent indicated therein in the capacity of Special Servicer with respect to the Servicing Transfer Loans, but shall have no liability with respect to any act or omission of any predecessor Special Servicer.  The undersigned hereby (i) makes, as of the Effective Date, the representations and warranties provided for in Section 2.6 of the TSA mutatis mutandis, with the following corrections with respect to jurisdiction of organization: CWCapital Asset Management LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and that references to “Agreement” in Section 2.6 of the TSA include this Acknowledgment and Assumption of Proposed Special Servicer in addition to the TSA; and (ii) certifies that (x) it is not a Borrower Affiliate, and (y) it satisfies all related qualifications set forth in the TSA and the Co-Lender Agreement relating to Servicing Transfer Loans.

Capitalized terms used but not defined herein have the respective meanings assigned thereto in the TSA.

CWCAPITAL ASSET MANAGEMENT LLC

By:         /s/ Brian L. Hanson

Name:  Brian L. Hanson

Title:    Managing Director

cc:           K&L Gates LLP

                Hearst Tower

                214 North Tryon Street

                Charlotte, North Carolina 28202

                Attention: Stacy G. Ackermann

                Reference: Hilton USA Trust 2016-HHV

                Facsimile: 704-353-3190